854 Putnam New York Tax Exempt Opportunities Fund attachment

Because of the electronic format for filing Form N-SAR does not provide adequate space for responding to certain items correctly, the correct answers are as follows:

72DD 	Class A		6,523
	Class B		2,480
	Class C		   189

72DD2	Class M		     88


73A1	Class A		0.4233
	Class B		0.3662
	Class C		0.3541

74A2	Class M		0.3965